Execution Version

RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

This Agreement, dated as of September 7, 2022 between FT Series, First Trust Exchange-Traded AlphaDEX® Fund, First Trust Exchange-Traded AlphaDEX® Fund II, First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II, First Trust Exchange-Traded Fund III, First Trust Exchange-Traded Fund IV, First Trust Exchange-Traded Fund V, First Trust Exchange-Traded Fund VI, First Trust Exchange-Traded Fund VII, First Trust Exchange-Traded Fund VIII, First Trust Series Fund, and First Trust Variable Insurance Trust, on behalf of each of their existing and future series that invest in an Acquired Fund in reliance on the Rule as such terms are defined below, severally and not jointly, (each, an “Acquiring Fund”), and each open- end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and advised by Salient Capital Advisors, LLC (the “Adviser”) that is listed on Appendix A hereto (as may be amended from time to time), severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the 1940 Act;

WHEREAS, the parties hereto intend that this Agreement be applicable to all Acquired Funds advised by the Adviser that are listed on Appendix A, as may be amended from time to time;

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, including, in pertinent part, Section 12(d)(1)(A)(i) which prohibits a registered investment company (and any company or companies controlled by it) to purchase or otherwise acquire any security issued by any other investment company if the acquiring company (and any company or companies controlled by it) immediately after such purchase or acquisition own in the aggregate more than 3% of the total outstanding voting stock of the acquired company (the “3% Limit”);

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of certain limitations of Section 12(d)(1) in reliance on the Rule; and

WHEREAS, an Acquired Fund, its principal underwriter (the “Distributor”) or any registered brokers or dealers (“Brokers”), from time to time, may knowingly sell shares of one or more Acquired Funds to an Acquiring Fund in excess of certain limitations of Section 12(d)(1) in reliance on the Rule.

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.              Terms of Investment.

(a) In accordance with the Rule, the Acquiring Funds and the Acquired Funds agree that the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and as provided herein.

(b) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, each Acquired Fund and each Acquiring Fund agree as follows:

(i) an Acquiring Fund and its advisory group as such term is defined in the Rule, will not control (individually or in the aggregate) an Acquired Fund; and

(ii) no Acquiring Fund shall purchase or otherwise acquire securities issued by an Acquired Fund in excess of the limits in Section 12(d)(1)(A)(i) of the 1940 Act (i.e., the 3% Limit).

(c) In order to assist the Acquiring Fund’s investment adviser or depositor with evaluating the complexity of the structure and the fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide the respective Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by such Acquiring Fund with reference to the Rule. In accordance with the foregoing and in recognition of each Acquired Fund’s obligations regarding disclosure of material nonpublic information under applicable laws, rules and regulations, including without limitation Regulation FD, each Acquiring Fund and Acquired Fund agree that the information on fees and expenses of each Acquired Fund shall be provided through delivery or access to publicly available documents.

2.              Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by an Acquired Fund, Distributor or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

3.              Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by an Acquired Fund, Distributor or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

4.              Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail or electronic mail to the address for each party specified below or to such other person or address as such party may designate for receipt of such notice.

If to the Acquiring Fund:	If to the Acquired Fund:
Kristi Maher First Trust Portfolios L.P. 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187 Email: foflegal@ftportfolios.com	Kristen Bayazitoglu c/o Salient 4265 San Felipe, 8th Floor Houston, TX 77027 Email: kbayazitoglu@salientpartners.com
With a copy to: W. Scott Jardine, Esq. Attn: Legal Department First Trust Portfolios L.P. 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187 Email: foflegal@ftportfolios.com	With a copy to: Paul Bachtold Attn: Compliance Dept. 4265 San Felipe, 8th Floor Houston, TX 77027 Email: pbachtold@salientpartners.com

5.              Term and Termination.

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to this Section 5.

(b) This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement with respect to an Acquired Fund, the respective Acquiring Fund may not purchase additional shares of the applicable Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. For purposes of clarity, upon termination of the Agreement, the Acquiring Fund will not be required to reduce its holdings of the respective Acquired Fund. Termination of this Agreement with respect to a particular Acquiring Fund and/or Acquired Fund shall not terminate the Agreement as to other Acquiring Funds and Acquired Funds that are parties hereto.

(c) This Agreement shall automatically terminate with respect to a particular Fund upon the termination of such Fund. Such termination of the Agreement on behalf of the respective Fund shall not terminate this Agreement with respect to other Acquiring Funds and Acquired Funds that are parties hereto.

6.              Assignment; Amendment; Miscellaneous

(a) This Agreement may not be assigned by either party without the prior written consent of the other.

(b) This Agreement may be amended only by a writing that is signed by each affected party; provided, however, that Appendix A to this Agreement may be amended by the Adviser to add additional Acquired Funds by providing notice to the Acquiring Fund in accordance with Section 4.

(c) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other Acquiring Fund of the Trust.

(d) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other Acquired Fund hereunder.

(e) The Acquiring Fund and Acquired Funds may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.

(f) The First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II, First Trust Exchange-Traded Fund III, First Trust Exchange-Traded Fund IV, First Trust Exchange- Traded Fund V, First Trust Exchange-Traded Fund VI, First Trust Exchange-Traded Fund VII, First Trust Exchange-Traded Fund VIII, First Trust Series Fund, and First Trust Variable Insurance Trust, (each a "Trust") are each a Massachusetts business trust, and a copy of the Declaration of Trust of each Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of a Trust or an Acquiring Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the Acquiring Fund. Similarly, for any Acquired Fund that is a Massachusetts business trust, a copy of the Declaration of Trust of such Acquired Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the respective Acquired Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the applicable Acquired Fund.

(g) This Agreement shall be construed on behalf of an Acquired Fund in accordance with the laws of the State of organization of such Acquired Fund.

(h) This Agreement may be executed in two or more counterparts, each of which separately shall be deemed an original, but all of which together constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary.

(i) If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Salient MLP & Energy Infrastructure Fund

By: Kristen Bayazitoglu on behalf of Acquired Funds

/s/ Kristen Bayazitoglu
Name:	Kristen Bayazitoglu

Title:	Secretary

FT Series, on behalf of each existing and future series

SIGNATURE PAGE ATTACHED

Name:

Title:

First Trust Exchange-Traded AlphaDEX® Fund

First Trust Exchange-Traded AlphaDEX® Fund II

First Trust Exchange-Traded Fund

First Trust Exchange-Traded Fund II

First Trust Exchange-Traded Fund III

First Trust Exchange-Traded Fund IV

First Trust Exchange-Traded Fund V

First Trust Exchange-Traded Fund VI

First Trust Exchange-Traded Fund VII

First Trust Exchange-Traded Fund VIII

First Trust Series Fund, and

First Trust Variable Insurance Trust;

on behalf of each existing and future series

SIGNATURE PAGE ATTACHED

Name:

Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Salient MLP & Energy Infrastructure Fund

By: Kristen Bayazitoglu on behalf of Acquired Funds

Name:

Title:	Secretary

FT Series, on behalf of each existing and future series

Name:	/s/ James M. Dykas
James M. Dykas
Title:	President and CEO

First Trust Exchange-Traded AlphaDEX® Fund

First Trust Exchange-Traded AlphaDEX® Fund II

First Trust Exchange-Traded Fund

First Trust Exchange-Traded Fund II

First Trust Exchange-Traded Fund III

First Trust Exchange-Traded Fund IV

First Trust Exchange-Traded Fund V

First Trust Exchange-Traded Fund VI

First Trust Exchange-Traded Fund VII

First Trust Exchange-Traded Fund VIII

First Trust Series Fund, and

First Trust Variable Insurance Trust;

on behalf of each existing and future series

Name:	/s/ James M. Dykas
James M. Dykas
Title:	President and CEO

Appendix A

Acquired Funds

Salient MF Trust

Salient MLP & Energy Infrastructure Fund